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                                                                    EXHIBIT 10.6


                                LICENSE AGREEMENT

                  THIS AGREEMENT (the "Agreement"), made and entered into as of the 18th day of November, 1996, by and between PAUL HARRISON ENTERPRISES, INC., a Georgia corporation ("Licensor") and FISHER BUSINESS SYSTEMS, INC., a Georgia corporation ("Licensee").

                                   WITNESSETH:

                  WHEREAS, Licensor owns all right, title and interest in and to a certain computer architecture concepts, algorithms and processes for the building of computer systems, which computer architecture, concepts, algorithms and processes is presently known as MERAD, as more fully described on Exhibit "A" attached hereto ("MERAD"),

                  WHEREAS, Licensee desires to obtain from Licensor a perpetual non-exclusive, transferable license to use MERAD and Licensor desires to grant Licensee such a license subject to the terms and conditions contained herein;

                  NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein and of other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                  1. GRANT OF LICENSE.

                  (a) Licensor hereby grants to Licensee, and Licensee hereby accepts, a non-exclusive, transferable right and license to use MERAD and any supporting Documentation (as hereinafter defined) for any purpose whatsoever, subject to the restrictions herein noted below and under applicable law.

                  (b) For purposes of this Agreement, "Documentation" shall refer to such materials, in either written, audio, video or machine readable form, created by Licensor which are intended to describe the use or characteristics of MERAD.

                  (c) Licensee hereby agrees and acknowledges that Licensee shall not have the right or privilege to sub-license MERAD to any third party or to otherwise copy, decompile, disassemble, reverse engineer, transfer, assign, rent or sell the MERAD or Documentation in any manner whatsoever except as may be permitted by this Agreement.

                  2. USE OF LICENSOR'S TRADEMARKS, COPYRIGHTED MATERIAL AND PATENTS. Licensee acknowledges that MERAD, including the Documentation, and the name MERAD (hereinafter the "Mark"), may be protected under the laws of the State of Georgia and/or the laws of the United States by one or more registered or unregistered trademarks and/or copyrights in favor of Licensor. Licensee further acknowledges that MERAD may be subject to one or more patent applications filed by Licensor with the United States Patent and Trademark Office (the "Patents"). Licensor agrees that Licensee shall have the right to use the Mark, MERAD and Documentation in connection with the rights licensed hereby for so long as this Agreement is in force and effect. Licensee acknowledges that all rights in and to the Mark, MERAD, the Patents and Documentation are and shall remain the sole and exclusive property of Licensor and that Licensee shall have no ownership rights or other rights in the Mark,
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MERAD, Patents or Documentation other than the right to use the same on the conditions stated in this Agreement. The Mark, or any mark confusingly similar to the same, shall not be used by Licensee in conjunction with any other use or product, other than as expressly permitted herein or with the prior written consent of Licensor. Licensee specifically agrees that it shall not at any time, contest Licensor's proprietary rights in or title to the Mark, MERAD, Patents or Documentation.

                  3. ROYALTY. (a) Licensee agrees that for the license granted herein, Licensee shall be, and hereby is from this date forward, obligated to pay to Licensor a royalty payment equal to ten percent (10%) of the gross revenues (less only ordinary and customary discounts and allowances for returns) recognized by Licensee, in accordance with generally accepted accounting principles, on any software products that directly or indirectly incorporate MERAD or any derivative thereof, or otherwise utilize MERAD or any derivative in any manner whatsoever (the "Royalty Payment"). Each Royalty Payment shall be due and payable thirty (30) days after the end of each calendar quarter commencing with the calendar quarter ending December 1996. Notwithstanding the amounts that may come due hereunder, Licensee shall be entitled to a credit against the Royalty Payment otherwise due hereunder in the amount of $_____ representing funds Licensee has previously provided to Licensor.

                  (b) Licensee shall provide to Licensor, with each Royalty Payment, an accounting of such Royalty Payment in such detail as reasonably acceptable to Licensor, and a certificate of Licensee's chief financial officer certifying that such accounting is complete and accurate to the best of such officer's knowledge and belief and is based upon generally accepted accounting principles consistently applied.

                  (c) Licensee shall maintain adequate books and records relating to the sale of any software products incorporating MERAD or any derivative, and Licensee agrees to provide Licensor and its authorized representatives and agents access to all of such books and records as are reasonably requested by Licensor or its agents and representatives in order to verify the information provided in the accounting and the calculation of the Royalty Payment. Licensor agrees to keep any information derived from such examination in confidence except as may be necessary to protect Licensor's rights hereunder.

                  (d) In the event that the Licensor disagrees with the accounting or the calculation of the Royalty Payment, Licensor shall have the right, during the ninety (90) day period after any calendar year, to have a firm of certified public accountants audit and inspect the books and records relating to gross revenues derived from MERAD or any derivative, and to verify the Royalty Payments paid to Licensor during such year. The audit shall be conducted during reasonable business hours and on reasonable notice to Licensee., and Licensee shall cooperate fully and completely in the performance of such audit and inspection. If any such audit discloses a deficiency in the amount of any Royalty Payment made during the period examined, then Licensee shall be responsible for the payment of such deficiency, and the costs and expenses of such audit shall be paid by Licensee if a deficiency of five percent (5%) or greater is determined to exist, and the costs and expenses of the audit shall be paid by Licensor if a deficiency less than five percent (5%) is determined to exist.

                  4. RIGHTS RESERVED. The license granted hereby shall in no way prevent or otherwise limit Licensor from continuing to license, sell or use the Mark, MERAD or Documentation


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in any manner whatsoever or to prevent Licensor from enhancing or modifying
MERAD or Documentation in any manner or to any degree. Licensor shall be under no obligation to provide any enhancements to MERAD to Licensee unless a separate maintenance and support agreement is entered with Licensor that would require the provision of any such updates or modifications.

                  5. TERM OF THE AGREEMENT. The parties hereto agree that the term of this Agreement and the license granted hereby shall be of perpetual duration, and Licensee shall be entitled to use the MERAD, Documentation and Mark, as provided for herein, for so long as Licensee is not in breach of any provision in this Agreement or any other agreement between the parties hereto.

                  6. DELIVERY OF MERAD; TRAINING; COPIES.

                  (a) Upon the execution of this agreement, Licensor shall deliver to Licensee one copy of MERAD and one copy of the Documentation necessary to fully operate MERAD.

                  (b) Licensor shall provide training material and 2 days of group training for Licensee's personnel at Licensee's premises during normal working hours. Licensor is not obligated to provide any other training or support services to Licensee unless Licensee enters into a Maintenance and Support Agreement and/or a Consulting Services Agreement, copies of which have been made available to Licensee for review.

                  (c) Licensee shall be entitled to create one backup copy of MERAD for its own internal use and benefit, as an archive copy only, and shall not be permitted to make any additional copies, or any copies of the Documentation for any other purposes without the express written permission of Licensor.

                  7. REPRESENTATION AND WARRANTIES OF LICENSOR.

                  (a) Licensor hereby represents and warrants to Licensee that Licensor is the sole and exclusive owner of all rights in and to MERAD, the Documentation and the Mark; that it has the full right and power to grant the license contemplated by this Agreement; and that such license will not violate the rights of any other person or entity or any other agreement to which Licensor is a party. OTHER THAN THESE EXPRESS WARRANTIES, LICENSOR MAKES NO OTHER EXPRESS OR IMPLIED WARRANTIES OF ANY KIND WHATSOEVER TO LICENSEE, INCLUDING ANY AND ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR OR INTENDED PURPOSE. LICENSOR EXPRESSLY DISCLAIMS ANY WARRANTY THAT MERAD WILL MEET ANY PARTICULAR REQUIREMENT OR BUSINESS NEED OF LICENSEE, EVEN IF LICENSEE HAS BEEN ADVISED OF SUCH REQUIREMENT OR NEED. BY ACCEPTING THIS LICENSE, LICENSEE SPECIFICALLY ACKNOWLEDGES THAT LICENSEE IS AWARE THAT MERAD IS IN ITS EARLY PHASES OF DEVELOPMENT AND THAT FUTURE VERSIONS OF MERAD MAY BE NECESSARY TO FULLY IMPLEMENT THE DESIRED FEATURES OF MERAD OR TO DEBUG ANY PROBLEMS THAT MAY ARISE.


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                  (b) As Licensee's sole remedy for a breach of the warranties contained herein, Licensor agrees to defend and indemnify Licensee with respect to any action brought against Licensee to the extent that such action is based upon a claim that the Agreement constitutes direct infringement of any proprietary right or copyright in the United States and will pay all damages and costs attributable to such claim which may be finally awarded against Licensee in any such action; provided, however, that Licensor shall be promptly informed by Licensee in writing of any such claim and furnished a copy of all communications or other documents relating thereto, shall be given by Licensee all requisite assistance and information necessary to defend or settle such claim, and shall have the absolute right and authority to defend or settle such claim.

                  (c) EXCEPT AS EXPRESSLY STATED ABOVE, IN NO EVENT SHALL LICENSOR BE LIABLE TO LICENSEE FOR ANY LOST PROFITS, LOST SAVINGS OR OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, DAMAGES ARISING FROM OR AS A RESULT OF THE USE OR THE INABILITY TO USE MERAD, DOCUMENTATION OR THE MARK FOR ANY REASON WHATSOEVER, OR THE LOSS OF DATA OR OTHER PROPRIETARY INFORMATION OF LICENSEE OR DAMAGE TO ANY OF LICENSEE'S SOFTWARE, HARDWARE OR ANY OTHER PERIPHERAL COMPUTER EQUIPMENT, LICENSEE SPECIFICALLY ACKNOWLEDGES THAT MERAD IS IN ITS DEVELOPMENT STAGE AND MAY NOT BE FULLY OPERATIONAL.

                  8. REPRESENTATION AND WARRANTIES OF LICENSEE. Licensee represents and warrants that it has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and acknowledges that it has the sole and exclusive responsibility for the supervision, management and control of its use of MERAD.

                  9. TERMINATION AND DUTIES UPON TERMINATION.

                  (a) Notwithstanding the provisions of Paragraph 5 hereinabove, this Agreement may be terminated by Licensor upon the breach of any provision of this Agreement by Licensee, which breach continues after Licensee receives written notice from Licensor of such claim of breach and the failure and refusal of Licensee to immediately correct or refrain from the activity constituting the breach.

                  (b) In the event of termination of this Agreement for any reason, Licensee agrees to immediately discontinue and refrain from any further use of MERAD, the Documentation or Mark and shall immediately return to Licensor the original and any copies of MERAD and the Documentation that it may have in its possession or under its control, or arrange for the return of any copies not under its control within ten (10) days after the termination of the Agreement. Upon termination of the Agreement for any reason whatsoever, Licensee shall be entitled to retain all of the Royalty Payments that have been previously paid by Licensee and shall not be obligated to return any part thereof to Licensee; the parties hereby expressly agreeing that such Royalties will have been fully earned by Licensor as of the date any gross revenues from any products containing MERAD or derived by MERAD are recognized by Licensee.


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                  (c) Notwithstanding the termination of this Agreement, for any reason, the restrictions provided for in paragraph 10 below, governing confidentiality, shall survive this Agreement and the termination of the license granted hereby and shall continue to be binding upon Licensee as provided therein. Nothing herein shall be construed as limiting any remedy that Licensor may have against Licensee, at law or in equity, as a result of Licensee's breach of any part of this Agreement.

                  10. CONFIDENTIALITY. Licensee acknowledges that MERAD and the Documentation are proprietary and confidential to Licensor and may constitute trade secrets and know-how of Licensor. Licensee shall not use or disclose any information received from Licensor under this Agreement or that it learns from its use of MERAD or the Documentation for any purpose other than the use intended and authorized by this Agreement. Licensee agrees that such disclosure to or use by any party other than employees of Licensee to whom disclosure must be made in order for Licensee to perform its ordinary business services using MERAD and the Documentation, or threatened disclosure or use, will be a material breach of this Agreement and Licensor shall be entitled to injunctive or other equitable relief to prevent unauthorized use or disclosure. The foregoing restrictions on disclosure of information shall apply so long as the information has not properly come into the public domain through such disclosure by Licensor or otherwise. Licensee further agrees that Licensee shall not itself, or permit others to copy, disclose, recreate or modify MERAD or any of the Documentation without the prior written permission of Licensor, except to the extent permitted by this Agreement.

                  11. MISCELLANEOUS.

                  (a) RELATIONSHIP OF THE PARTIES. At all times hereunder, with respect to this Agreement, the relationship of Licensor to Licensee shall be that of a licensor and licensee and shall not be construed to constitute the relationship between Licensor and Licensee as that of partners, joint venturers, principal and agent or employer and employee.

                  (b) NO ENHANCEMENT PERMITTED: NEW VERSIONS. Licensee hereby agrees and acknowledges that it shall not be permitted to enhance or otherwise modify MERAD without the express written permission of Licensor. Licensee and Licensor further agree that Licensor shall not be obligated to provide Licensee with any enhanced or updated versions of MERAD or the Documentation thereto or to modify or conform MERAD to any specific business application of Licensee unless Licensee and Licensor enter the Maintenance and Support Agreement and/or the Consulting Services Agreement, as appropriate.

                  (c) NO TRANSFER OR ASSIGNMENT OF LICENSE.

                           (i) This Agreement and the rights and obligations granted and assumed herein may not be transferred or assigned by Licensee by sale, merger, acquisition or otherwise, without the prior written consent of Licensor which consent shall not be unreasonably withheld; provided that Licensee shall be entitled to assign this Agreement to an affiliate that is under the control of, controlled by, or under common control with Licensee without obtaining the consent of Licensor (provided prior notice of such assignment is provided to Licensor before such assignment shall


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         become effective); and provided further that with respect to any authorized transfer hereunder Licensee remains obligated for any amounts due or to become due hereunder or for any breach hereof by such assignee. Notwithstanding anything herein to the contrary, any authorized assignee shall be bound to the terms and provisions hereof as the same as if such assignee were the Licensee hereunder. This Agreement may be automatically and immediately terminated, at the option of Licensor, upon any unapproved or attempted assignment or transfer of the license granted herein, MERAD, the Documentation or any copy thereof. Notwithstanding the foregoing, Licensor expressly acknowledges that Licensee shall be entitled to utilize or incorporate MERAD into other software products; provided, however, Licensee shall not be authorized to sell or distribute MERAD as a stand alone product or to disclose the confidential and proprietary information or code that comprises MERAD to any third party whatsoever.

                           (ii) Licensor shall have the unrestricted right to transfer or assign this Agreement without the prior consent of Licensee.

                  (d) BINDING EFFECT. Subject to subparagraph (c) hereinabove, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives.

                  (e) ENTIRE AGREEMENT. Except as may be modified by the Maintenance and Support Agreement or the Consulting Services Agreement entered subsequent to or concurrently herewith, this Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations, representations or agreements, whether written or oral. Any modification of this Agreement shall be in writing, executed with the same formality as this Agreement and signed by a duly authorized representative of each of the parties hereto.

                  (f) SEVERABILITY. Should any part or provision of this Agreement be held unenforceable or in conflict with the laws of any jurisdiction, then such part or provision shall be completely severable from this Agreement and the validity of the remaining parts or provisions shall not be affected by such holding.

                  (g) GOVERNING LAW. This Agreement is being entered into and shall be governed by and construed in accordance with the laws of the State of Georgia, and the parties agree that the appropriate courts in the State of Georgia shall be the proper venue for the resolution of any disputes arising hereunder.

                  (h) NOTICES. All notices required or permitted to be given hereunder shall be in writing and deemed duly given if hand delivered or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:


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                  If to Licensor:

                  Paul Harrison Enterprises, Inc.
                  3390 Peachtree Road, N.E.
                  Suite 1000
                  Atlanta, Georgia 30326
                  Attention: President


                  If to Licensee:

                  Fisher Business Systems, Inc.
                  1950 Spectrum Circle
                  Suite 400
                  Marietta, Georgia 30067
                  Attention: President


                  (i) WAIVER OF DEFAULT. The waiver of any default or breach under this Agreement by either party shall not constitute a waiver of any rights for any subsequent default or breach.

                  (j) SECTION HEADINGS. The section headings in this Agreement are for reference purposes only and shall not affect the interpretation of this Agreement.

                  (k) TIME IS OF THE ESSENCE. Time is of the essence of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.



                                    PAUL HARRISON ENTERPRISES, INC.



                                    BY: /s/ PAUL W. HARRISON
                                       -----------------------------------------
                                            PAUL W. HARRISON, PRESIDENT



                                    FISHER BUSINESS SYSTEMS, INC.


                                    By: /s/ LARRY FISHER
                                       -----------------------------------------
                                            LARRY FISHER, PRESIDENT



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